Exhibit 10.1

L E A S E

1.	PARTIES:

1.1 Names. This lease (the “Lease”) is made and entered into on the date below written in San Francisco, California, by and between DOUGLAS G. MOORE, trustee of the Conner Children’s Trust No. 2 and MACLEAN PROPERTIES LLC, a Delaware limited liability company (collectively, “Landlord”), and TRULIA, INC., a Delaware corporation (“Tenant”).

2.	PREMISES:

2.1 Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following premises located at 101 New Montgomery Street, San Francisco, California (collectively, the “Premises”): (i) commencing as of October 1, 2012 (the “Commencement Date”), the entire fifth floor of the Building, consisting of approximately 9,593 rentable square feet (the “Fifth Floor Premises”); and (ii) commencing as of April 1, 2013, the entire sixth floor of the Building, consisting of approximately 9,593 rentable square feet (the “Sixth Floor Premises”). The term “Building” for purposes of this Lease shall include common areas and the structure at 101 New Montgomery Street, San Francisco, California. The Building is comprised of 57,724 rentable square feet.

3.	TERM:

3.1 Period. The term of this Lease shall commence as set forth in Section 2.1 and shall terminate on September 30, 2015.

3.2 Possession. If Landlord is unable to deliver possession of the Premises as of the dates specified in Section 2.1 as a result of causes beyond its reasonable control, Landlord shall not be liable for any damage caused for failing to deliver possession, and this Lease shall not be void or voidable. Tenant shall not be liable for rent with respect to the portion of the Premises not delivered until Landlord delivers possession of such portion of the Premises to Tenant. If the Fifth Floor Premises has not been delivered by Landlord for any reason whatsoever on or before November 15, 2012, then Tenant may terminate this Lease by written notice to Landlord, whereupon any prepaid rent and security deposit previously paid by Tenant to Landlord shall be reimbursed to Tenant. Landlord shall deliver possession of the Fifth Floor Premises to Tenant in vacant broom clean condition.

4.	RENT:

4.1 Amount and Payment. Tenant shall pay to Landlord as base rent (the “Base Rent”), in advance, without deduction, setoff, prior notice or demand, the following sum per month:

Month	Base Rent
10/1/12-12/31/12	$37,573
1/1/13-3/31/13	$37,972
4/1/13-4/30/13	$76,344
5/1/13-4/30/14	$76,744
5/1/14-4/30/15	$78,343
5/1/15-9/30/15	$79,942

Base Rent for the first month such rent is owing shall be paid concurrently with the execution and delivery of this Lease. Thereafter, Base Rent shall be paid on the first day of each calendar month during the lease term. If the Commencement Date or expiration of the term of this Lease occurs on a day other than on the first day of a calendar month, Base Rent for the first and last month shall be prorated upon the number of lease days in that particular month. Notwithstanding the rent schedule above, Tenant shall be entitled to a rent credit in the amount of $37,573, which shall be applied to the Base Rent owing for the first full calendar month following the Commencement Date. All rental shall be paid at Suite 250, 27 Maiden Lane, San Francisco or in such other place or to such other person as Landlord may from time to time designate in writing. All payments of any type due from Tenant to Landlord hereunder shall be characterized as rental due under this Lease.

4.2 Security Deposit. Receipt of $78,343 is hereby acknowledged as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the security deposit, or any portion of it, to cure the default or compensate itself for all damage resulting from Tenant’s default. Tenant hereby waives Civil Code Section 1950.7. Tenant shall pay within five (5) days of demand to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord so as to maintain the security deposit in the sum initially deposited with the Landlord. If Tenant is not in default at the expiration or sooner termination of this Lease, Landlord shall return the security deposit without interest to Tenant after calculation and deduction of all sums due under this Lease within 120 days. Landlord’s obligations with respect to the security deposit are those of a debtor and not a trustee and Landlord may commingle the security deposit with Landlord’s other funds.

4.3 Late Charge; Interest. If Tenant fails to pay any rental due hereunder within 5 days after the date when it is due, Tenant shall pay Landlord a late charge in an amount equal to ten percent (10%) of the amount not paid when due and interest on the past-due amount, from the date due until paid, at the rate of ten per cent (10%) per annum. Tenant shall pay the late charge and interest as Additional Rent with the next installment of Base Rent. Notwithstanding the foregoing, before assessing a late charge the first time, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

5.	RENTAL ADJUSTMENT:

5.1 General. In addition to the Base Rent provided for in paragraph 4, Tenant shall pay to Landlord as additional rental the sums set forth in this paragraph 5 (the “Additional Rent”).

5.2 Adjustment for Operating Expenses.

(a) Adjustment. Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s proportionate share of Operating Expenses for each calendar year (the “Comparison Year”) that are in excess of the Operating Expenses in the calendar year 2013 (the “Base Year”). If in the Base Year or any Comparison Year the average of the rentable square feet of the Building actually occupied by tenants is less than 95% of the total rentable square feet of the Building, Operating Expenses shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had there been average occupancy of 95% of the total rentable square feet of the Building for the year. If the Operating Expenses in any year increase due to Landlord determining to carry earthquake or other insurance, such increase shall be included only to the extent of the increase in cost over the projected costs that would have been included in Operating Expenses for the Base Year if insurance had been carried during the entire Base Year. Conversely, if, during any calendar year after the Base Year, the Operating Expenses decrease due to Landlord determining not to carry earthquake or other insurance, the Operating Expenses for the Base Year shall be deemed reduced by the amounts Landlord incurred during the Base Year as a result of such determination. If in the Base Year or any Comparison Year Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during this period if Landlord had furnished such service or work to that tenant. Landlord’s reasonable estimate of such expenses shall be final and binding on Tenant.

(b) Operating Expenses. The term “Operating Expenses” as used herein shall include all actual direct costs of operation, maintenance and management of the Building, including common areas serving the Building, as determined by generally accepted accounting practices. By way of illustration but not limitation, Operating Expenses shall include the cost or charges for the following items: heat; air conditioning; light; water and sewer charges; power; waste disposal; janitorial services; window cleaning; materials and supplies; equipment and tools; security; maintaining elevators; service agreements on equipment and their maintenance and repairs; insurance premiums for the insurance carried by Landlord, in amounts reasonably determined by Landlord; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting, auditing and legal expenses; management fees not to exceed three percent

(3%) of the annual gross rental income for the Building in any year ; maintenance of the Building and grounds; depreciation on personal property; the cost of contesting the validity or applicability of any governmental enactments which could reasonably be expected to affect operating expenses; cost of compliance with laws and governmental regulations enacted subsequent to the date of this Lease; the cost of any capital improvements made to or capital assets acquired for the Building by Landlord that reduce any other operating expenses, are reasonably necessary for the health and safety of the occupants of the Building, or are made to the Building by Landlord after the Commencement Date that are required under any governmental law or regulation enacted subsequent to the date of this Lease, such costs to be amortized over their useful life as reasonably determined by Landlord, together with interest on the unamortized balance at the reference rate charged by the Bank of America, San Francisco main office, at the time such costs are incurred plus 2% per annum.

For the purposes of this Lease, Operating Expenses shall not include taxes covered under subparagraph 5.3 below, interest expenses, costs attributable to seeking and obtaining new tenants as well as retaining existing tenants, such as advertising costs, leasing commissions, architectural, engineering, attorneys’ fees, renovations and improvements, depreciation on the Building itself, the cost of capital expenditures except as provided above, costs attributable to enforcing leases against tenants, depreciation and amortization of debt, costs incurred due to violations by the Landlord of terms of leases in the Building, interest on mortgages and rent under any ground lease, repairs and other work to the extent that Landlord is reimbursed by insurance, fines or penalties due to violations by Landlord of government rules, costs for paintings and other objects of art, wages, salaries or other consideration paid to executive employees of Landlord above the grade of Building Manager, or costs attributable to repairing items to the extent covered by warranties; costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant or its employees, agents, contractors or invitees; or expense reserves.

(c) Calculation. Tenant’s proportionate share shall be based upon a fraction, the numerator of which shall be the number of rentable square feet in the Premises and the denominator of which shall be the total number of rentable square feet of the Building. Subject to the foregoing, Tenant’s proportionate share of the Operating Expenses shall be 33.23%.

5.3 Adjustment for Taxes. Tenant shall pay to Landlord an amount equal to its proportionate share (as determined pursuant to Section 5.2(c) above) of any increase in Direct Taxes paid or incurred by Landlord in any tax year following the Base Year above the Direct Taxes paid or incurred by Landlord during the Base Year. The term “Direct Taxes” as used herein shall include all real property taxes on the Building, the land on which the Building is situated, and the various estates in the Building and the land, including, but not limited to, all taxes payable by Landlord by reason of its ownership of the Building and the leases (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto, all real estate taxes or personal property taxes and other taxes, charges and assessments which are levied solely with respect to the Building and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Building used in connection with the operation of the Building and the land upon which they are situated, and shall also include any taxes which shall be in lieu of real estate or personal property taxes. Tenant shall not be required to pay any municipal, county, state or federal income or franchise taxes of Landlord, or any succession, inheritance or transfer taxes of Landlord. If at any time after execution of this Lease and during the term the laws concerning the methods of real property taxation prevailing at the Commencement Date are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitution in whole or in part for any of the foregoing real property taxes, Tenant shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of real property taxes it would otherwise have been obligated to pay) the substitute tax or excise on rents. “Direct Taxes” shall include the reasonable cost to Landlord of contesting the amount or validity or applicability of any of the above-mentioned taxes. Net recoveries through protest, appeals or other actions taken by Landlord in its discretion for any year following the Base Year, after deduction of all reasonable costs and expenses, including attorneys and other fees, shall be refunded to Tenant based on its proportionate share. In no event shall taxes include any penalty or interest for the late payment by Landlord of taxes or any tax or assessment expense or increase therein resulting from the improvement above building standard improvement of any of the Building for the sole use of other occupants. Landlord shall provide Tenant with a receipted copy of the tax bill upon Tenant’s written request.

5.4 Payment. Within a reasonable time after the end of each calendar year, Landlord shall compute the amount of Additional Rent payable by Tenant, if any, for the prior year and deliver to Tenant a statement (the “Reconciliation Statement”) setting forth the calculation of Operating Expenses and Direct Taxes and Tenant’s proportionate share of increases in the same for the previous calendar year over the amount of Operating Expenses and Direct Taxes incurred by Landlord for the Base Year. If the amount previously paid by Tenant for such calendar year is less than the amount of Tenant’s proportionate share as set forth in the Reconciliation Statement, Tenant shall pay the amount of any deficiency at the time the next monthly Base Rent payment is due (or within 30 days if no additional Base Rent payments are due). If the amount previously paid by Tenant for such calendar year is greater than the amount of Tenant’s proportionate share as set forth in the Reconciliation Statement, the amount of any overpayment shall be offset against the next monthly Base Rent payment (or refunded to Tenant if no additional Base Rent payments are due). In addition, Tenant shall pay monthly with the Base Rent an amount equal to 1/12 of Landlord’s estimate of Tenant’s proportionate share of the increases in Operating Expenses and Direct Taxes to be paid by Tenant for the then current calendar year over the amount of Operating Expenses and Direct Taxes incurred by Landlord during the Base Year (an “Additional Rent Estimate”) if Landlord has delivered to Tenant an Additional Rent Estimate for such calendar year. Tenant shall pay to Landlord the aggregate sum of any underpayments of Tenant’s proportionate share of Operating Expenses and Direct Taxes for that portion of such calendar year prior to the delivery of the Additional Rent Estimate, based on the Additional Rent Estimate, at the time the next monthly Base Rent payment is due. If Landlord has not delivered to Tenant an Additional Rent Estimate for such calendar year, Tenant shall continue to pay the same monthly amount that Tenant paid for Operating Expenses and Direct Taxes during the preceding calendar year. Landlord’s failure to furnish the Reconciliation Statement in a timely manner for any calendar year shall not prejudice Landlord in enforcing its rights under this Section 5. The provisions of this Section 5 shall survive the expiration or earlier termination of the term of this Lease.

5.5 Audit Rights. For a period of sixty (60) days after the delivery to Tenant of the Reconciliation Statement, Tenant shall have the right to audit Landlord’s books with respect to Operating Expenses and Direct Taxes incurred during the Base Year and the applicable calendar year, upon ten (10) business days’ prior written notice to Landlord (which notice may be given at any time within said 60 day period). Such audit shall be made at Landlord’s offices during normal business hours. During such inspection, Landlord will make such books and records and any reasonably appropriate supporting documentation available for Tenant’s review. Tenant shall not disclose audit results to any other person (Tenants’ employees and agents excluded). In no event shall any such audit or inspection be performed by a person or entity being compensated on a contingency fee basis or based upon a share of any refund obtained by Tenant. Tenant agrees to deliver to Landlord, within thirty (30) days after conclusion of each such audit and inspection, a true and complete copy of the results thereof. In the event that the audit and inspection reveals an error in the calculation of Operating Expenses or Direct Taxes, and Landlord does not dispute the results of such audit and inspection by giving Tenant written notice of Landlord’s dispute within ten (10) days after Landlord’s receipt of the results thereof, then adjustment will be made by appropriate payment or refund within fifteen (15) days after such audit and inspection results are delivered to Landlord. If Landlord timely disputes the results of any audit and inspection, Landlord and Tenant shall mutually designate a disinterested certified public accountant (the “CPA”) located in San Francisco, California, to conduct an audit of the Operating Expenses and Direct Taxes for the Base year and the applicable calendar year, and the results of such audit shall be binding upon Landlord and Tenant and any underpayment or overpayment shall be made within fifteen (15) days after both parties have received a copy of the results of such audit. The cost of the CPA shall be paid one-half by Landlord and one-half by Tenant.

6.	Construction on Premises:

6.1 Condition of Premises. Tenant acknowledges that it has thoroughly inspected the Premises with the assistance of a licensed general contractor and such other experts as it deems necessary and accepts the Premises “as is.” Except as expressly provide below, Landlord makes no warranty whatsoever with respect to the condition of the Premises or that any utility services provided to the Premises are in form or amount suitable for Tenant’s use. Landlord represents and warrants to the best of its knowledge that (i) the HVAC, electrical, plumbing, life-safety, and mechanical systems serving the Premises are operational and in good condition and repair (based on comparable buildings) as of the delivery of possession of the Premises to Tenant; and (iii) the Premises are in compliance with all applicable laws as required and interpreted by the City and County of San Francisco as of the delivery of possession of the Premises to Tenant. Landlord shall be responsible (after actual knowledge or notice of any violation thereof from any governmental authority) for causing the Premises to be in compliance with all applicable laws as required and interpreted by the City and County of San Francisco as of the delivery of possession of the Premises to Tenant.

6.2 Construction. Tenant shall be responsible for the construction of all tenant improvements.

6.3 Cost of Construction. Except as provided below, all cost of construction shall be borne by Tenant. Construction costs shall include all direct and indirect costs of construction including, without limitation, permits, contractors’ fees, materials, architects’ fees, utilities’ fees and charges, any additional air conditioning capacity, all costs of complying with Code as it relates to the Premises, and all other costs associated with improving the Premises from their present state or making any other change or improvement to the Building or its services required by Tenant’s use or improvements. Upon presentation to Landlord of invoices for the work performed for the initial tenant improvements and after Landlord’s inspection and verification that the work has been performed as approved by Landlord pursuant to Section 11, Landlord shall give Tenant a rental credit in an amount equal to the costs incurred by Tenant for such work in an aggregate amount not to exceed $96,135 (the “Rental Credit”). No portion of the Rental Credit may be used for the following: (i) furnishings and/or trade fixtures that are removable by Tenant upon the expiration of the term of the Lease; (ii) special signage; or (iii) telephone, internet or other telecommunication cabling, all of which Tenant shall remove prior to the expiration of the term of the Lease. Any portion of the Rental Credit for which Tenant has not requested payment prior to September 30,2013 shall revert to Landlord and shall not be payable to or on behalf of Tenant.

7.	USES:

The Premises shall be used solely for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant shall not do or suffer anything to be done in or about the Premises, nor shall Tenant bring or allow anything to be brought into the Premises, which will in any way increase the rate of any fire insurance or other insurance upon the Building or its contents, cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant also shall not do or suffer anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other occupants of the Building or injure or annoy said occupants, nor shall Tenant use or suffer the Premises to be used for any immoral or unlawful purposes. In no event shall Tenant cause or suffer to be caused any nuisance in or about the Premises, and no loudspeakers or similar devices shall be used without the prior written approval of Landlord. Tenant further agrees not to commit or suffer to be committed any waste in or upon the Premises. Tenant shall not bring, store, deposit or use any Hazardous Material (as defined herein) on the Premises, nor shall Tenant allow or permit its agents, employees, or contractors to bring, store, deposit or use any Hazardous Material on the Premises, except incidental quantities of household chemicals commonly used for office and janitorial purposes. “Hazardous Material” as used herein shall mean any hazardous, toxic or radioactive substance now or hereafter regulated by federal, state or local governmental or other authority, including, but not limited to, any “hazardous substance” as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any other tenant or occupant of the Building.

8.	SERVICES AND UTILITIES:

8.1 Landlord’s Obligation to Furnish. Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish the Premises with (i) water and electricity for customary office use; and (ii) HVAC Monday through Friday 8:00 a.m. through 5:00 p.m. (holidays excepted) and at such other times as Tenant may request in an amount reasonably required in Landlord’s judgment for the comfortable occupation of the Premises. Landlord shall also provide daily janitorial service (five nights a week) during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the area. Tenant shall be responsible for its telephone, internet and other telecommunication services.

8.2 Payment. Any request by Tenant for afterhours HVAC will be subject to Landlord’s Building standard hourly rate, and payable by Tenant on a monthly basis. In the event any other Building services or utilities are used in excess of the standard set forth in Section 8.1 by reason of longer hours, more days, or use different than other general office tenants of the Building, Tenant shall pay for the costs set forth in the following sentence upon presentation of invoice if, following thirty (30) days notice from Landlord of Landlord’s intent to charge for the same prior to the first such charge, Tenant continues to use Building services or utilities in such a manner. Subject to the limitations of the foregoing sentence, Tenant shall pay to Landlord (i) the one-time cost of any meter installation and, on a monthly basis, (ii) maintenance of any such meters, (iii) any additional cost incurred by Landlord in accounting for the resources consumed, (iv) for the amount of the additional resources consumed at the rates charged by the local public utility or agency furnishing the same, and (v) for the charge of any non-utility service incurred by Landlord. Any sums payable under this paragraph shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of rent.

8.3 Interruptions. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of the services and utilities to be provided by Landlord. However, Landlord shall not be liable for any failure to provide or any reduction in any of said services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or to the Building, the installation of equipment, Acts of God or the elements, labor disturbances of any character, acts of terrorism or any other accidents or conditions whatsoever beyond the reasonable control of Landlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Landlord; provided, however, that in performing any repairs or improvements, Landlord shall use commercially reasonable efforts during normal business hours to minimize interference with Tenant’s use of the Premises. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. Notwithstanding the foregoing, in the event that (i) any interruption in the services or utilities provided by Landlord materially interferes with Tenant’s use of the Premises, (ii) such condition shall continue for five (5) consecutive business days; and (iii) Tenant actually ceases using the portion of the Premises so affected as a result of such condition, the Base Rent and Additional Rent shall abate with respect to the affected portion of the Premises (based on the extent of the interference with Tenant’s use) beginning the following day and continuing until the earlier of the date the condition has been substantially remediated or Tenant commences using the Premises, except that in the event of a casualty to the Building or the Premises, the Base Rent and Additional Rent shall abate in accordance with the terms of paragraph 23 hereof. In addition, in the event that the interruption continues for more than ninety (90) consecutive days and the Tenant has ceased using the Premises as a result thereof for such period, Tenant shall have the right to terminate the Lease.

9.	TAXES PAYABLE BY TENANT:

To the extent not included as Direct Taxes, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Landlord (or Tenant) after execution of and during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder; (b) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (c) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) the value of any leasehold improvements, alterations or additions made in or to the Premises regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord, but only to the extent such improvements, alterations, and additions exceed Building standard; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

10.	COMPLIANCE WITH LAW:

Tenant shall not do or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all said governmental measures and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use or occupancy of the Premises, excluding capital expenditures (i) not related to or affected by Tenant’s alterations, additions or improvements; or (ii) not required as a result of Tenant’s specific manner of use of the premises (as opposed to its general office use of the premises). The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures or requirements shall be conclusive of that fact as between Landlord and Tenant.

11.	ALTERATIONS:

Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises or any part thereof, including the attachment of any fixtures or equipment, without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be required for alterations of a solely cosmetic, non-structural nature costing less than $10,000 (in which case Tenant shall notify Landlord of the same prior to the commencement of construction). Landlord shall respond to a request for consent within five (5) business days and shall not charge any fees with respect thereto. When applying for such consent, Tenant shall furnish complete plans and specifications for such alterations, additions or improvements. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the

Premises either by Landlord or Tenant, shall at once become part of the realty and belong to Landlord and, at the end of the term hereof, shall remain on the Premises without compensation of any kind to Tenant except as herein provided in this Lease. Movable furniture and equipment shall remain the property of Tenant. Notwithstanding any other provision contained in this Lease, Tenant agrees that it shall, upon Landlord’s written request, at its sole cost and expense, promptly remove any alterations, additions, fixtures, communication system or other cabling, or improvements designated by Landlord to be removed and repair any damage to the Premises resulting from such removal. Such removal shall be made prior to the expiration or termination of this Lease if Landlord gives Tenant such written request at the time Landlord consents to the applicable alteration or, in the case of improvements not requiring consent, no less than thirty (30) days prior to the expiration or termination of this Lease. All work done by or for Tenant costing in excess of $10,000 per set of improvements shall be performed by a licensed general contractor who shall provide a full payment and performance bond naming both Landlord and Tenant as insured. Tenant shall provide Landlord without charge a copy of any CAD drawings prepared in connection with any alterations, additions or improvements made to the Premises by Tenant.

12.	REPAIR:

By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them. Tenant shall at all times during the term of this Lease, at its sole cost and expense, keep the Premises in good and sanitary order, condition and repair, damage thereto by fire, earthquake, Act of God or the elements excepted, including, without limitation, all built in dishwashers, refrigerators, microwaves and other appliances. To the extent allowed by law, Tenant hereby waives all benefits of and rights under California Civil Code Sections 1932(1), 1941 and 1942 and under any similar law, statute, or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all alterations, additions, fixtures, improvements and repairs which have been made thereto (subject to Section 11 above), in the same condition as delivered, ordinary wear and tear and damage by fire, earthquake, Act of God or the elements , condemnation, Landlord’s alterations and repair and maintenance obligations, Hazardous Materials (other than those for which Tenant is responsible), and alterations or other interior improvements made by Landlord which Tenant is permitted to surrender at the termination of this Lease excepted. Landlord has no obligation to alter, add to, improve, repair, remodel or paint the Premises. Tenant also acknowledges that Landlord has made no representations regarding the condition of the Premises or the Building except as expressly provided in this Lease and, without limiting the generality of the foregoing, Tenant acknowledges that Landlord has made and is making no representation or warranty, either expressed or implied with respect to sound transfer for any reason. Landlord shall cause to be maintained, repaired, and replaced (as necessary), in a diligent and good workmanlike manner taking into account the age and nature of the Building, (i) the Building’s foundation, floor slabs, roof, exterior walls, and structural columns, (ii) the Building’s systems outside of the Premises (including, without limitation, the elevator, HVAC, electrical, plumbing, life-safety, and mechanical systems), and (iii) the Common Areas, so as to cause same to be in good order and condition (based on comparable buildings) and in compliance with all applicable laws (after notice of any violation thereof).

13.	LIENS:

Tenant shall not permit any mechanics’, materialmen’s or other liens to be filed against the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises. The Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens and Tenant shall give Landlord at least ten (10) days’ prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations, cause such liens to be released by any means it deems proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, without notice or demand, any sum paid by Landlord to remove such liens together with Landlord’s costs and attorneys’ fees and interest at the rate of ten percent (10%) per annum from the date of payment. Notwithstanding the foregoing, if Tenant shall promptly bond any such lien with a responsible surety company acceptable to Landlord, Tenant may contest the amount or validity of any such lien by appropriate proceedings, diligently prosecuted, and such contest shall defer for its duration (a) Tenant’s duty hereunder to discharge the same and (b) Landlord’s right hereunder to cause such liens to be released.

14.	INDEMNIFICATION:

To the fullest extent permitted by law, Tenant hereby assumes all risks and waives all claims against Landlord for any damage to any tangible or intangible property (including the resulting loss of use, economic losses and consequential or resulting damages of any kind from any cause) or any injury to or death of any person in or about the Premises or the Building arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful act of Landlord, or its agents, or employees or contractors. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom. Tenant shall indemnify, defend and hold Landlord harmless against all claims or liability for any injury or damage to any person or property whatsoever: (a) occurring in, on, or about the Premises or any part thereof; and (b) occurring in, on, or about any facilities (including without limitation to the generality of the term “facilities”, elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same, by Tenant, its agents, servants, employees or invitees. Tenant further agrees to indemnify, defend and hold Landlord harmless against and from any and all claims: (a) by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or thing whatsoever done by the Tenant in or about or from transactions of the Tenant concerning the Premises; (b) arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or (c) arising from any act or negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees. The foregoing indemnifications include all costs, attorney’s fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding is brought against Landlord by reason of any such claims or liability, Tenant agrees to defend such action or proceeding at Tenant’s sole expense. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability arising prior to such expiration or termination.

15.	INSURANCE:

Tenant shall purchase at its own expense and keep in force during the term of this Lease a policy of commercial general liability insurance against claims for bodily injury and property damage arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct or use or occupancy of the Premises or the Building. Such insurance shall be on an occurrence basis providing single limit coverage of not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000. The limits of said policy shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Said policy shall: (a) name by endorsement Landlord as an additional insured, with such endorsement to be on such form and with such modifications as Landlord may require; (b) be issued by an insurance company which is reasonably acceptable to Landlord and licensed to do business in the State of California; (c) have deductibles no larger than those typically carried by similarly situated tenants; and (d) provide that said insurance shall not be canceled unless ten (10) days’ prior written notice shall have been given to Landlord. Evidence of the foregoing shall be delivered to Landlord by Tenant upon commencement of the term of this Lease and upon each renewal of said insurance. No more often than every three years, Landlord may require Tenant to increase the amount of such coverage if, in Landlord’s opinion, the amount of such coverage is no longer equal to prevailing standards.

During the term of this Lease, Landlord shall maintain policies of insurance in form and limit at least as comparable to policies customarily maintained by owners of comparable buildings in downtown San Francisco (with Landlord having no obligation to carry earthquake insurance).

16.	SUBROGATION:

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, workmen’s compensation or other insurance now or hereafter existing during the term hereof. The parties each agree to use their reasonable best efforts to have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.

17.	ASSIGNMENT AND SUBLETTING:

Tenant shall not Transfer this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld. A Transfer consists of any of the following: (i) any assignment, encumbrance, mortgage or other transfer, whether by operation of law or otherwise, of this Lease or any interest herein; (ii) any sublease of the Premises or any part thereof, or permitting any other person to occupy or use the Premises or any portion thereof; or (iii) any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the capital stock, partnership interests or membership interests of Tenant (if Tenant is a corporation, partnership or limited liability company, respectively), at any time in the aggregate during the term of this Lease. Any person to whom any Transfer is made or sought to be made is a “Transferee.” Any Transfer by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord’s prior written consent as provided for in this paragraph, the Transferee shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (in the case of a sublease, as and to the extent the same are applicable to the subleased premises), and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each document evidencing the Transfer and an agreement of said compliance by each Transferee. Landlord’s consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer and any Transfer which does not comply with the provisions of this paragraph 17 shall be void. Tenant shall pay all costs of Transfer, including without limitation, real estate commissions and Landlord’s reasonable attorneys fees expended in connection therewith, the total of all such attorneys fees of Landlord not to exceed $1,500.00 per Transfer.

If Landlord consents to a Transfer, and as a condition thereto, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. “Transfer Premium” shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the base rent payable by Tenant under this Lease (on a monthly basis and on a per rentable square foot basis if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such

Transfer, such as advertising costs, brokerage commissions, attorneys’ fees and leasehold improvements, amortized on a straight line basis over the remaining term of this Lease (or the term of the sublease in the case of a sublease) and (b) shall include in the “Transfer Premium” any consideration for execution of the Transfer, including, without limitation, so-called “key money” or other bonus amount paid by Transferee to Tenant in consideration for the assignment or sublease, and any payments in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. Tenant shall pay the percentage of the Transfer Premium due Landlord within thirty (30) days after Tenant receives any Transfer Premium. As a condition to Transfer, the Transferee shall verify in writing to Landlord all consideration paid or given or to be paid or given for such Transfer. In addition, in the case of any proposed assignment of this Lease or any proposed sublease of more than 4,797 square feet of the Premises, Landlord shall have the option, in the event of any proposed assignment or subletting to terminate the Lease as of the proposed effective date of the proposed assignment or subletting; provided, however, that in the case of a sublease of less than all of the Premises, such termination shall be effective only as to the portion proposed to be assigned or subleased. Such option to terminate shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord’s receipt of Tenant’s written request. Following any such termination by Landlord, Landlord may lease all or some portion of the Premises to the prospective assignee or subtenant proposed by Tenant without liability to Tenant. Landlord’s failure to exercise its termination right shall not be construed as Landlord’s consent to the proposed assignment or subletting.

Notwithstanding any provision in this Lease to the contrary, Landlord’s consent shall not be required for, and its excess rent sharing and recapture rights shall not apply to, but upon prior written notice to Landlord, any assignment by Tenant to any of the following (a “Permitted Transferee”): (1) any entity which controls, is controlled by, or is under common control with Tenant; (2) any entity resulting from the merger or consolidation of Tenant; and (3) any entity or person which acquires a majority of the capital stock , partnership interests or membership interests of Tenant or acquires substantially all of the assets of Tenant, provided that said assignee assumes in full the obligations of Tenant under this Lease. For the purposes of this paragraph, the words “control”, “controls” and “controlled” shall mean the right and power (direct or indirect) to direct or cause the direction of the management policies of a person or entity (corporation or otherwise) through ownership or voting securities, by contract or otherwise. Tenant ‘s foregoing rights to assign this Lease without the consent of Landlord shall be subject to the following conditions: (i) Tenant shall notify Landlord of any such assignment at least ten (10) days prior thereto; (ii) the transferee or successor entity shall assume in writing Tenant’s obligations hereunder; (iii) Tenant shall remain liable for all obligations and liabilities of Tenant under this Lease; (iv) the transaction is not a subterfuge by Tenant to avoid its obligations under the Lease; and (v) the transferee or successor entity (or the Tenant in the event of a transfer of an ownership interests of Tenant and Tenant is surviving) shall have a tangible net worth which is at least equal to the greater to the net worth of Tenant as of the date of this Lease or the net worth of Tenant immediately prior to the date of the assignment. Tenant and the proposed assignee shall provide such documentation as may be reasonably requested by Landlord to demonstrate to Landlord’s reasonable satisfaction that the conditions set forth above have been satisfied; provided, however that Tenant shall not be required to disclose any confidential information.

18.	RULES AND REGULATIONS:

Tenant shall faithfully comply with the rules and regulations, together with all modifications and additions thereto applying to the Building and other tenants thereof adopted by Landlord from time to time in writing. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said rules and regulations.

19.	ENTRY BY LANDLORD:

Upon reasonable notice, or in an emergency without notice, and subject to Tenant’s right to escort Landlord through the Premises in non emergency situations, Landlord shall have the right to enter the Premises: (a) to inspect them, (b) to supply any service provided to Tenant hereunder, (c) to show the Premises to prospective purchasers, lenders or during the last nine (9) months of the term of this Lease tenants , (d) to post notices of nonresponsibility, (e) to alter, improve or repair the Premises and any portion of the Building, and (f) to erect scaffolding and other necessary structures, where required by the work to be performed, all without reduction of rent . Tenant hereby waives any claims for damages for any injury to or interference with Tenant’s business or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have a key to unlock all of the doors in and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any means which Landlord deems proper to open said doors in any emergency, and any such entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction of Tenant from any portion of the Premises.

Notwithstanding the foregoing, in the event that (i) any work performed by Landlord materially interferes with Tenant’s use of the Premises, (ii) such condition shall continue for five (5) consecutive business days; and (iii) Tenant actually ceases using the portion of the Premises so affected as a result of such condition, the Base Rent and Additional Rent shall abate with respect to the affected portion of the Premises (based on the extent of the interference with Tenant’s use) beginning the following day and continuing until the earlier of the date the condition has been substantially remediated or Tenant commences using the Premises, except that in the event of a casualty to the Building or the Premises, the Base Rent and Additional Rent shall abate in accordance with the terms of paragraph 23 hereof. In addition, in the event that the interruption continues for more than ninety (90) consecutive days and the Tenant has ceased using the Premises as a result thereof for such period, Tenant shall have the right to terminate the Lease.

20.	INSOLVENCY OR BANKRUPTCY:

The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord’s option constitute a breach of this Lease by Tenant if not released within 90 days. On the happening of any such event or at any time thereafter this Lease shall terminate five days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings. In the event that any provisions of this paragraph are not enforceable as a matter of law, Landlord shall retain its rights under paragraph 17 above.

21.	DEFAULT:

The failure to perform or honor each covenant, condition and representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto or any other sums hereunder. Tenant shall have a period of twenty (20) days, after written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to defaults which cannot be reasonably cured within twenty (20) days, the default shall not be deemed to be uncured if Tenant commences to cure within twenty (20) days from Landlord’s notice and continues to prosecute diligently the curing thereof. Said written notices shall constitute those required under CCP § 1161 et seq. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such rent, regardless of Landlord’s endorsement of any check so stating. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to Section 1951.2(b);

(b) The rights and remedies provided by California Civil

Code Section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law; and

(d) All sums due from Tenant to Landlord not paid when due shall bear interest at ten (10%) percent per annum.

22.	LANDLORD’S RIGHT TO CURE DEFAULT:

All covenants and agreements to be kept or performed by Tenant under the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall be in default on its obligations under this Lease to pay any sum of money other than payment of rent or perform any other act hereunder, and if such default is not cured within the applicable grace period provided in paragraph 21 hereof, Landlord may, but shall not be obligated to, make such payment or perform any such act on Tenant’s part without waiving its right based upon default of Tenant and without releasing Tenant from any obligations hereunder. All sums so paid by Landlord and all incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment or the incurrence of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand. In the event of nonpayment by Tenant, Landlord shall have, in addition to any other rights or remedies hereunder, the same rights and remedies as in the case of default.

23.	DAMAGE BY FIRE OR CASUALTY:

23.1 Partial Damage—Insured. In the event the Premises or the Building are damaged by any casualty which is covered under fire and extended coverage insurance carried by Landlord, then Landlord shall restore such damage provided insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration and provided such restoration can be completed within sixty (60) days after the commencement of the work in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to proportionate reduction of rent while such restoration takes place (including the restoration which Tenant is required to make pursuant to paragraph 23.5 below, not to exceed 30 days), such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant’s business in the Premises.

23.2 Partial Damage—Uninsured. In the event the Premises or the Building are damaged by a risk not covered by Landlord’s insurance or the proceeds of available insurance are less than eighty (80%) of the cost of restoration, or if the restoration cannot be completed within sixty (60) days after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to (1) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately abated as hereinabove provided, or (2) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the rent, reduced by any proportionate reduction based upon the extent, if any, to which said damage interfered with the use and occupancy of Tenant, shall be paid to the date of such termination; Landlord agrees to refund to the Tenant any rent theretofore paid in advance for any period of time subsequent to such date. Landlord may not elect to terminate this Lease under this Section 23.2 unless Landlord also elects to terminate the leases of all similarly situated tenants, provided that Landlord has the right under each applicable lease to terminate based on the extent of the casualty.

23.3 Total Destruction. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

23.4 Damage Near End of the Term. Notwithstanding anything to the contrary contained in this Section 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 23 occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

23.5 Landlord’s Obligations. The Landlord shall not be required to repair any injury or damage by fire or other cause or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as a result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein.

23.6 Tenant’s Right to Terminate. In the event Landlord shall fail to complete the restoration within the earlier of one hundred and fifty (150)days after its receipt of its permit for the restoration work or two hundred seventy (270) days after the date of the casualty,

Tenant may deliver to Landlord a written notice terminating the Lease, and unless the restoration shall be completed within thirty (30) days following delivery of such notice, this Lease shall be deemed to be terminated upon the expiration of such thirty (30) day period.

24.	EMINENT DOMAIN:

If any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option. If any material part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof (other than on a temporary basis for less than one (1) year), Landlord may terminate this Lease at its option; provided, however, that Landlord may not elect to terminate this Lease unless Landlord also elects to terminate the leases of all similarly situated tenants, provided that Landlord has the right under each applicable lease to terminate. In either of such events, Landlord shall receive such portions of the condemnation award not attributable to Tenant’s personal property, moving costs, or goodwill as the court shall allow. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, the Landlord shall restore the Premises continuing under this Lease at the Landlord’s cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, , except to the extent Landlord receives a condemnation award with respect thereto attributable to Tenant. Thereafter, the rent to be paid under this Lease for the remainder of its term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with Tenant’s use of the Premises.

25.	SURRENDER OF PREMISES:

A voluntary surrender or other surrender of this Lease by Tenant or the mutual cancellation of this Lease shall not work a merger. Any surrender or mutual cancellation of this Lease shall operate as an automatic assignment to Landlord of any subleases or subtenancies.

26.	HOLDING OVER:

Any holding over after the expiration of the term of this Lease with the written consent of Landlord shall be a tenancy from month to month upon the same terms, covenants and conditions herein, the monthly rental shall be determined by Landlord and contained in the written consent, subject to adjustment as provided in paragraph 5 herein. Either party may thereafter terminate such tenancy on 30 days written notice. Acceptance by Landlord of rent after such expiration shall not result in any other tenancy or any renewal of the term of this Lease, and the provisions of this paragraph are in addition to and do not affect Landlord’s right of re-entry or other rights provided under this Lease or by applicable law.

If Tenant shall retain possession of the Premises or any part thereof without Landlord’s written consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the amount of the daily rental for the last period prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord’s election thereof, such holding over shall constitute renewal of this Lease for a period from month to month.

27.	SALE BY LANDLORD:

In the event that Landlord sells or conveys the Premises and the transferee of the Premises assumes in writing the obligations of Landlord under this Lease, Landlord shall be released from any liability arising thereafter based upon any of the terms, covenants or conditions, express or implied, which are contained in this Lease. In such event, Tenant agrees to look solely to Landlord’s successor in interest for any liability under this Lease. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security. Except as set forth in this paragraph, this Lease shall not be affected by any sale or conveyance of the Premises by Landlord, and Tenant agrees to attorn in writing to Landlord’s successor in interest in a commercially reasonable form.

28.	ESTOPPEL CERTIFICATE:

Within ten (10) days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, the amount of any security deposit or prepaid rent, the fact that Tenant is not aware of any defaults under the Lease by either Landlord or Tenant except as specified in such statement, and such other matters reasonably requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Failure to deliver the certificate within said ten (10) days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

29.	SUBORDINATION AND ATTORNMENT:

This Lease is and shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed or amended affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever which now exist or may hereafter be executed or amended on or against the land and Building or either of them, of which the Premises are a part, or on or against Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days after request by Landlord such further instruments, in form reasonably requested by Landlord and recordable, evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be reasonably required by Landlord, including a statement from Tenant as to any claimed offsets of Tenant. As to any mortgages, deeds of trust or ground leases hereafter executed that affect Landlord’s estate or any interest of Landlord in the real property or any part thereof of which the Premises form a part or any renewals, modifications, replacements or extensions of existing mortgages, deeds of trust or ground leases, they shall not be effective to disturb the terms hereof or Tenant’s occupancy hereunder so long as Tenant is not in default under the terms and conditions of this Lease. Any holder of a mortgage or deed of trust may elect to have this Lease superior to the lien of its mortgage or deed of trust by giving written notice thereof to Tenant, whereupon this Lease shall be deemed prior to such mortgage or deed of trust notwithstanding the relative dates of the documentation or recordation thereof.

Within ten (10) days after the written request of the Landlord or any mortgagee or beneficiary of Landlord, Tenant will in writing attorn to any such mortgagee or beneficiary. Said agreement of attornment shall be in commercially reasonable form and provide, among other things, (a) that this Lease shall remain in full force and effect, (b) that Tenant shall pay rent to said mortgagee or beneficiary from the date of said attornment, (c) that mortgagee or beneficiary shall not be responsible to Tenant under this Lease except for obligations accruing subsequent to the date of such attornment, and (d) that Tenant, in the event of foreclosure or deed in lieu thereof, will enter into a new lease with the lien holder acquiring title on the same terms and conditions as the existing Lease and for the balance of the term hereof.

The provisions of this Lease may require approval by financial institutions which make the loans herein contemplated. If any such institution should require as a condition of such financing any modification of the provisions of this Lease, Tenant will approve and execute any such modifications, provided no such modifications shall relate to the rent payable hereunder, the length of the term or materially change the rights or obligations of Landlord or Tenant to each other. Landlord represents that there is currently no secured lender against the Property.

30.	WAIVER:

If either party waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore the acceptance of rent or late charge by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such rent or late charge. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of such party to insist thereafter upon strict performance by the other party. Waiver by either party of any term, covenant or condition contained in this Lease may only be made by a written document signed by such party.

31.	LANDLORD’S DEFAULT:

If Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, such judgment shall be satisfied only out of the rents, profits and income received by Landlord with respect to its right, title and interest in the Building and the underlying real property. No other real, personal or mixed property of Landlord (or of any of the individuals who comprise Landlord) shall be subject to levy to satisfy any such judgment.

32.	ATTORNEYS’ FEES:

In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys’ fees and expert fees and costs to be fixed by the Judge presiding in such action or proceeding.

33.	RELOCATION:[INTENTIONALLY OMITTED]

34.	NOTICES:

Notices (including any notice to be served on Tenant pursuant to Code of Civil Procedure Section 1162) will be deemed to have been delivered upon the sooner of personal delivery or two (2) business days after they have been deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, , or within two (2) business days after they have been deposited with a nationally recognized courier service such as FedEx or UPS, addressed to the Tenant at 116 New Montgomery Street, Suite 300, San Francisco, CA 94105, Attn: General Counsel, with a copy to: Coblentz, Patch, Duffy & Bass LLP, One Ferry Building, Suite 200, San Francisco, CA 94111, Attn: Alan Gennis; and to Landlord at 27 Maiden Lane, Suite 250, San Francisco, California 94108 and to either of them at such other places as they may from time to time designate by written notice. Either may request duplicate notices to themselves or third parties. Any deed of trust holders shall have a reasonable opportunity after receipt of each such notice in which to cure all defaults on the part of Landlord. In the event it is necessary for said first deed of trust holders to enter upon the Premises in order to effect said cure, the right of entry shall be deemed to have been granted by this provision upon the same notice and access conditions of this Lease.

35.	DEFINED TERMS AND HEADINGS:

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter, where applicable. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several. The headings and titles to the paragraphs of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of the Lease. No party other than Landlord and Tenant and their successors and assigns shall be entitled to the benefits of this Lease: there are no third party beneficiaries to this Lease.

36.	TIME AND APPLICABLE LAW:

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California.

37.	SUCCESSORS AND ASSIGNS:

Subject to the provisions of paragraph 17 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

38.	ENTIRE AGREEMENT:

This Lease, together with its exhibits, contains all the agreements of the parties hereto and supercedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

39.	SEVERABILITY:

If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If any payments or interest hereunder shall at any time be in violation of any California usury laws or otherwise in violation of law, they shall be reduced to an amount equal to the maximum permitted under California law.

40.	QUIET ENJOYMENT:

Landlord agrees to and shall in the commencement of this Lease place Tenant in quiet possession of the Premises and shall secure it in the quiet possession thereof against all persons lawfully claiming the same during the term of this Lease.

41.	LIGHT AND AIR:

Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

42.	SIGNAGE:

Tenant at its sole cost and expense shall have the right to install custom signage on the 5th and 6th floor elevator lobbies. The size, location, materials and content of Tenant’s signage shall be subject to reasonable approval by the Landlord. Tenant’s signage shall be removed by Tenant upon expiration of the Lease term and the portion of the Building to which such signage was attached restored to its preexisting condition.

43.	OPTION TO RENEW:

43.1. Option to Renew. Provided Tenant is not in default under the terms of this Lease either at the time of exercise of this option or at commencement of the option period, Tenant shall have an option to renew this Lease for one (1) additional period of three (3) years commencing upon the expiration of the initial term of this Lease. Said option shall be on the same terms, covenants and conditions contained herein except that the Base Rent shall be fixed in the manner set forth below. This option may be exercised only by written notice to Landlord delivered no later than December 31, 2014. The Base Rent during the option period shall be the fair market rental value of the Premises as of the first day of the option period. “Fair market rental value” shall be established in accordance with section 43.2 below. Notwithstanding the foregoing, the Base Rent shall not be less than the Base Rent payable immediately prior to the commencement of the option period. This option is personal to Trulia, Inc. and shall be exercisable only by Trulia, Inc. or a Permitted Transferee, and no other assignee, sublessee or other transferee of Tenant’s interest in this Lease and only if Trulia, Inc. and/or its Permitted Transferee occupies at least seventy five percent (75%) of the Premises as of the date the option is exercised.

43.2. Fair Market Rental Value. Fair market rental value means the rent a tenant would pay for a three (3) year term for the Premises “as is” receiving no free rent, construction or other inducements and on all the other terms and conditions of this Lease based on the prevailing rent being charged to tenants for comparable space in comparable buildings in the vicinity of the building in downtown San Francisco for the period coinciding with the option period. Fair market rental value shall be determined in the following manner. At least ninety (90) days prior to the commencement of the option period, Landlord shall notify Tenant of its determination of fair market rental value. Tenant shall have thirty (30) days from the date of such notice to notify Landlord that it disagrees with such determination. In the event Tenant does not so timely notify Landlord, the fair market rental value shall be as established in Landlord’s notice. In the event Tenant does notify Landlord that it disagrees with Landlord’s determination, Landlord and Tenant shall each specify within fifteen (15) days from Landlord’s receipt of such notice the name and address of a person to act as the appraiser on its behalf. The appraiser shall be a licensed real estate appraiser or licensed real estate broker familiar with prevailing market rentals in the area. The two appraisers so appointed shall meet within thirty (30) days of their appointment to determine if they can agree upon the fair market rental value and, if so, the fair market rental value shall be as agreed. If the two appraisers so appointed cannot agree upon the fair market rental value, the two appraisers within forty five (45) days of their appointment shall appoint a third appraiser who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers. If either party fails to appoint an appraiser, or the two appraisers fail to appoint a third, in either case, within ten (10) days after demand by either party, the necessary appraiser shall be appointed by the San Francisco Superior Court or, in its failure or refusal to act, the then Dean of the Graduate School of Business of the University of California at Berkeley.

If the two appraisers selected by Landlord and Tenant cannot reach agreement on the prevailing fair market rental value, the value shall be established by the three appraisers in accordance with the following procedure. The appraisers selected by Landlord and Tenant shall state in writing his or her determination of the prevailing fair market rental value and shall arrange for a simultaneous delivery of such determinations to the third appraiser. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates his determination of the fair market rental value. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he chooses as most closely approximating his determination shall constitute the decision of the appraisers and be final and binding upon the parties. Each party shall pay the cost of its own appraiser and shall share the cost of the third appraiser, if any.

In the event the appraisers have not determined the fair market rental value as of the date for the rental adjustment, Tenant shall on an interim basis pay Landlord Base Rent based on the Landlord’s determination of fair market rental value. In the event the third appraiser’s determination is less than Landlord’s determination, Tenant shall be entitled to a credit against the next rental payment(s) payable by Tenant hereunder in the amount of such difference. Alternatively, if the third appraiser’s determination is more than Landlord’s determination, Tenant shall pay such difference with the next rental payment owing.

44.	OFFER:

Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by Landlord and Tenant.

45.	APPROVALS.

Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

46.	BROKERS.

Tenant warrants and represents to Landlord that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except for CB Richard Ellis (“Tenant’s Broker”). Landlord warrants and represents to Tenant that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except for Cushman & Wakefield of California (“Landlord’s Broker”). Landlord shall pay the commission due pursuant to the agreement between Landlord and Landlord’s Broker.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the 1st day of October, 2012.

LANDLORD:	/s/ DOUGLAS G. MOORE
DOUGLAS G. MOORE, Co-Trustee of the Conner Children’s Trust No. 2

MACLEAN PROPERTIES, LLC,
a Delaware limited liability company

	By:	/s/ DONALD M. GREGORY, JR.

TENANT:	TRULIA, INC.,
a Delaware corporation

	By:	/s/ PETER FLINT
		Its:	C.E.O.